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                                                                    Exhibit 4.27

                                                       Dated as of July 23, 1999

                                 LOAN AGREEMENT

         THIS AGREEMENT made on July 23, 1999, by and between SUN HYDRAULICS CORPORATION, a Florida corporation ("Borrower"), and NORTHERN TRUST BANK OF FLORIDA, N.A. ("Lender").

                             W I T N E S S E T H :

         WHEREAS, Borrower has requested Lender to make a loan to Borrower in the amount of $7,500,000.00 ("Loan"), and

         WHEREAS, Lender is willing to make the Loan on the conditions herein and in other Loan Documents.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein contained and the agreement by Lender to make the Loan, the parties hereto agree as follows:

         1. LOAN TO BORROWER; EXECUTION OF LOAN DOCUMENTS. Lender agrees, in accordance with the terms of this Agreement, to make the Loan to Borrower. Concurrently herewith, Borrower has executed a note in the amount of the Loan ("Note"), a security agreement ("Security Agreement") to secure the Loan, encumbering certain personal property owned by Borrower ("Collateral"), and other documents related to the Loan (the Note, Security Agreement, this Agreement and other documents are collectively referred to herein as the "Loan Documents").

         2. COSTS AND EXPENSES. Borrower shall pay all costs and expenses incurred in connection with preparation for, closing, and servicing the Loan including, without limitation, any legal fees, including the fees of Lender's counsel, intangible taxes, documentary taxes, recording costs, and document preparation fees.

         3. REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, Borrower makes the following representations and warranties:

            A. The financial information for Borrower and each guarantor or other obligor furnished to Lender in connection with Borrower's application for the Loan is complete and accurate. There has been no material nor adverse change in the financial condition of either Borrower or any guarantor or other obligor of the Loan from that reflected on such financial information.

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            B. Borrower is a duly organized corporation, existing and in good standing under the laws of the State of Florida, has corporate power to carry on the business in which it is engaged, and the obtaining and performing of the Loan has been duly authorized by all necessary actions of the board of directors and shareholders of the corporation under applicable law, and do not and will not violate any provisions of law or any of its organizational documents.

            C. The obtaining and performing of the Loan does not and will not result in a breach of, constitute a default under, require any consent under, or result in the creation of any lien, charge, or encumbrance upon any property of Borrower pursuant to any instrument, order, or other agreement to which Borrower is a party or by which Borrower, any of its officers as such, or any of its property is bound.

            D. There are no judgments, liens, encumbrances, or other security interests outstanding against Borrower or any of its subsidiaries, or any of their properties other than those disclosed to Lender in connection with Borrower's request for the Loan, nor is there any pending or threatened litigation that could or will give rise to any such judgment, lien or encumbrance.

            E. Neither Borrower nor any of its subsidiaries have incurred any debts, liabilities, or obligations (whether direct or contingent) nor committed themselves to incur any debts, liabilities, or obligations other than those disclosed to Lender in connection with Borrower's request for the Loan or shown on the financial statements submitted to Lender.

            F. Neither Borrower nor any of its subsidiaries have made any assignment for the benefit of their creditors, admitted in writing their inability to pay their debts as they become due, filed a petition of bankruptcy or been adjudicated bankrupt or insolvent, or filed a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, receivership or similar relief under any statute, law or regulation.

            G. There are no actions, suits or proceedings pending or, threatened against or affecting Borrower or any of its subsidiaries, the Collateral or any guarantor or obligor on the Loan, or involving the validity or enforceability of the Security Agreement or the priority of the lien thereof, at law or in equity, or before or by any governmental authorities, and neither Borrower nor any of its subsidiaries is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

            H. The obtaining of the Loan and the consummation of all other transactions contemplated by the Loan Documents, and performance under the Loan Documents, will not result in any breach of, or constitute a default under, any mortgage, indenture, security agreement, lease, loan, credit agreement or any other contract or instrument to which the Borrower or any of its subsidiaries is a party or by which their properties may be bound or affected.

         4. AFFIRMATIVE COVENANTS. Borrower will:

            A. Preserve and keep in force all licenses, permits, and franchises necessary for the proper conduct of its business and duly pay and discharge all taxes, assessments, and

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governmental charges upon Borrower or against Borrower's property before the date on which penalties attach thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings.

            B. Furnish to Lender (i) within 90 days after the close of each fiscal year a consolidated annual profit and loss statement and balance sheet on Borrower and its subsidiaries reviewed by an independent certified public accountant who is satisfactory to Lender; (ii) within 30 days after filing each year, an executed copy of Borrower's Federal income tax return, and if any extensions have been filed, copies of each Extension Notice shall be furnished to Lender within 30 days of filing; and (iii) such other information reflecting the financial condition of Borrower and/or its subsidiaries as Lender may request from time to time.

            C. Permit any representative or agent of Lender to examine and audit any or all of Borrower's books and records when requested by Lender.

            D. Inform Lender immediately of any material adverse change in the financial condition of Borrower or any of its subsidiaries. Borrower will also promptly inform Lender of any litigation or threatened litigation which might substantially affect Borrower's financial condition.

            E. Maintain Borrower's property and equipment in a state of good repair.

            F. Maintain Borrower's net working capital, on a consolidated basis ("Net Working Capital") in an amount not less than $2,000,000.00 and a current ratio ("Current Ratio") of not less than 1.2:1.0 at all times during the term of this Agreement. For the purposes of this Agreement, Net Working Capital shall mean the excess of Borrower's current assets over current liabilities, on a consolidated basis with its subsidiaries, which shall be determined in accordance with generally accepted accounting principles as consistently applied in the preparation of Borrower's previous financial statements, and Current Ratio shall mean the quotient of current assets divided by current liabilities, on a consolidated basis with its subsidiaries.

            G. Maintain Borrower's maximum total liabilities to net worth ratio, on a consolidated basis with its subsidiaries ("Tangible Net Worth") throughout the term of the Loan at a minimum of 0.85:1.0 at all times during the term of this Agreement. For the purposes of this Agreement, Tangible Net Worth shall mean (i) the aggregate amount of assets shown on the balance sheet of Borrower at any particular date (but excluding from such assets capitalized organization and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts due from officers, directors, stockholders and affiliates, and such other assets as are properly classified "intangible assets" under generally accepted accounting principles) less (ii) liabilities at such date, all computed in accordance with generally accepted accounting principles applied on a consistent basis.

            H. Maintain Borrower's debt service coverage ratio, on a consolidated basis with its subsidiaries ("Debt Service Coverage Ratio") throughout the term of the Loan at a minimum of 1.2:1.0 on a calendar year basis for all operations of the Borrower and its

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subsidiaries, computed as follows: net profits plus interest, plus depreciation, all divided by interest plus current maturities of long term debt and capitalized leases, plus unfunded capital expenditures and advances/withdrawals made to shareholders of Borrower and/or its subsidiaries.

         5. NEGATIVE COVENANTS. Neither Borrower nor any of its subsidiaries will, without prior written consent of Lender:

            A. Collaterally assign, mortgage, pledge, encumber or grant any security interest in any of its assets, whether now owned or hereafter acquired.

            B. Enter into any merger or consolidation, or sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired.

            C. Change the name in which it does business.

            D. Move its principal place of business without giving written notice thereof to Lender at least 30 days prior thereto.

            E. Incur any new debt whether secured or unsecured, except trade debt for the purchase of equipment which does not exceed $100,000.00 for any item of equipment, and trade debt for the purchase of inventory.

            F. Execute any guarantees or assumptions of any debt, or endorse any obligations, except that Borrower may guaranty any trade debt for the purchase of equipment which does not exceed $100,000.00 for any item of equipment, and trade debt for the purchase of inventory which is incurred by a subsidiary of Borrower.

            G. Enter into any asset sale/leaseback arrangement.

            H. Cause or permit any change in management of Borrower's operations.

         6. EVENTS OF DEFAULT. The Lender shall have the option to declare the entire unpaid balance due on the Loan without notice of any kind, if any of the following events occur:

            A. Failure or omission to pay, within fifteen (15) days after payment is due, the Note (or any installment of principal or interest thereunder).

            B. Default in the payment (other than payment of principal and interest) or performance of any obligation, covenant, agreement or liability contained or referred to in the Security Agreement, Note, or any other Loan Document, or upon the existence or occurrence of any circumstance or event deemed a default under the Note or any other Loan Document.

            C. Any warranty, representation or statement made or furnished by Borrower for the purpose of inducing Lender to make the Loan proves to have been false in any material respect when made or furnished.

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            D. A default under any other mortgage on the Collateral (whether such other mortgage be held by Lender or by a third party).

            E. The institution of foreclosure proceedings of another mortgage or lien of any kind on the Collateral (whether such other mortgage or lien be held by Lender or by a third party).

            F. The default by Borrower or any party obligated under the Note or any guaranty thereof in the payment or performance of any obligation, covenant, agreement, or liability contained in any other mortgage, note, obligation or agreement held by Lender, including but not limited to that certain revolving line of credit loan in the amount of $5,000,000.00 made by Lender to Borrower and evidenced by Renewal Master Note of even date hereof.

            G. The death, dissolution, termination of existence, insolvency, or business failure of Borrower or any party obligated under the Note or any guaranty thereof.

            H. The appointment of a receiver of any part of the Collateral.

            I. The assignment for the benefit of creditors or the commencement of any proceedings in bankruptcy or insolvency by or against Borrower or by or against any person obligated under the Note or any guaranty thereof.

            J. The determination by Lender that a material adverse change has occurred in the financial condition of Borrower or any person obligated under the Note or any guaranty thereof, from the conditions set forth in the most recent financial statement of such person heretofore furnished to Lender or from the condition of such person as heretofore most recently disclosed to Lender in any manner.

            K. The failure by Borrower or any party obligated under the Note or any guaranty thereof to make any payment of principal or interest when due under any obligation to any other creditor, if such failure continues beyond any applicable grace period.

            L. Any substantial part of the inventory, equipment, or other property of Borrower, real or personal, is damaged or destroyed and the damage or destruction is not covered by collectible insurance.

            M. Borrower suffers or permits any lien, encumbrance, or security interest to arise or attach to any of Borrower's property, which is not satisfied within 30 days.

            N. Any judgment is entered against Borrower that is not satisfied or appealed within 30 days.

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            O. Falsity in any material respect of, or any material omission in, any representation or statement made to Lender by or on behalf of Borrower or any person obligated under the Note or any guaranty thereof, in connection with the Loan.

         7. REMEDIES UPON DEFAULT. Upon the occurrence, or the discovery by Lender of the occurrence, of any of the foregoing events, circumstances, or conditions of default, Lender shall have, in addition to its option to accelerate to maturity the full unpaid balance of the Loan, all of the rights and remedies under applicable law, and in addition shall have the following specific rights and remedies:

            A. To exercise Lender's right of set-off against any account, fund, or property of any kind, tangible or intangible, belonging to Borrower which shall be in Lender's possession or under its control.

            B. To cure such defaults, with the result that all costs and expenses incurred or paid by Lender in effecting such cure shall be additional charges on the Loan, shall bear interest at the highest rate permitted by law, and shall be payable upon demand, and shall be secured by the Security Agreement and other Loan Documents.

         8. ATTORNEYS' FEES AND COSTS. Borrower promises and agrees to pay all costs of collection and attorneys' fees, including fees for appellate proceedings, bankruptcy proceedings or otherwise, incurred or paid by Lender in enforcing this Agreement or preserving any right or interest of Lender hereunder.

         9. WAIVER. No failure or delay on the part of Lender in exercising any power or right hereunder, and no failure of Lender to give Borrower notice of a default hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement or any instrument executed pursuant hereto or consent to any departure by Borrower from this Agreement or such instrument shall in any event be effective unless the same shall be in writing, and such waiver or consent shall be effective only in the specific instance and for the particular purpose for which given.

         10. BENEFIT. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns. Lender may assign this Agreement in whole or in part. Borrower may not assign this Agreement or its obligations hereunder without Lender's written consent.

         11. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, and any litigation arising out of or relating to this Agreement or the Loan shall be commenced and conducted in the courts of the State of Florida or in the federal courts of the State of Florida.

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         IN WITNESS WHEREOF, the parties hereto have executed this Loan
Agreement on the day and year first above written.

                                           SUN HYDRAULICS CORPORATION,
                                           a Florida corporation

                                           By: /s/ Richard J. Dobbyn
                                               --------------------------------
                                               Richard J. Dobbyn
                                               As its Chief Financial Officer

                                                               BORROWER

                                           NORTHERN TRUST BANK OF FLORIDA, N.A.

                                           By: /s/ Terence E. McGannon
                                               --------------------------------
                                               Terence E. McGannon
                                               As its Vice President

                                                               LENDER

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